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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE        For:           APPLIED ANALYTICAL INDUSTRIES, INC.
                                            NASDAQ:  AAII

                             Contacts:      FINANCIAL CONTACT
                                            Eugene Haley
                                            Executive Vice-President and
                                            Chief Financial Officer
                                            (910) 392-1606

                                            MEDIA CONTACT
                                            Ken Rabb
                                            Phoenix Communications
                                            (919) 286-3444

                    APPLIED ANALYTICAL INDUSTRIES, INC. (AAI)
              ANNOUNCES MERGER WITH CONTRACT RESEARCH ORGANIZATION


Wilmington, North Carolina, February 16, 1999 - Applied Analytical Industries, Inc. (NASDAQ: AAII) today announced that it has entered into a definitive agreement for AAI to merge with Medical & Technical Research Associates, Inc.
(MTRA) a privately held company with headquarters in Natick, Massachusetts.

The merger is expected to be accounted for as a pooling of interests transaction. In the transaction, MTRA stockholders would receive approximately
1.3 million shares of AAI common stock, subject to adjustment based on AAI's trading price at the closing of the transaction. The completion of the transaction is subject to pre-merger review by the Federal Trade Commission under the Hart-Scott-Rodino Act.

MTRA is a Phase II-IV clinical trials and data management company that was founded in 1970 by Mr. Richard Parker, President of MTRA. The company has 190 employees who will all become AAI employees. Sales for MTRA in calendar year 1998 were


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approximately $20 million. MTRA provides a full suite of clinical services including trial design, project management, medical management, trial monitoring, data management, statistical evaluation, and report writing, throughout the continental United States and Canada.

Speaking in Wilmington, Dr. Fred Sancilio, AAI's CEO and Chairman, described the merger as "... consistent with our strategy of continually balancing our portfolio of product development services to serve our clients' needs. MTRA brings outstanding clinical trials management skills to our corporate mix. With this addition, we truly are a global organization offering worldwide clinical trial services to our clients. This merger will be clearly accretive from the outset." MTRA is unique among large US-based clinical trial companies in being certified under the rigorous process measurement standards of ISO 9002.

"We are delighted to join a company with AAI's professional standing and reputation," said Parker. "I believe our mutual talents will make an even stronger company. We look forward to offering our long-time clients an expansion of our capabilities to include AAI's strong clinical presence in Europe and Asia, as well as their global analytical capabilities."

"This merger continues our ongoing strategy of providing the broadest range of balanced services through a combination of organic growth and accretive business combinations" said Mr. Eugene Haley, AAI's Chief Financial Officer.


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AAI is a leading pharmaceutical service and development organization providing pharmaceutical product development and support services to the worldwide pharmaceutical and biotechnology industries. The Company offers a broad range of integrated, value-added services spanning the entire drug life cycle. Additionally, through its internal development, AAI leverages its expertise to generate revenue by licensing internally developed drug and drug technologies to pharmaceutical companies.

Information in this press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the ability of acquired businesses to be integrated with AAI's operations, actual operational performance, the ability to meet projected revenue and earnings, the ability to acquire and maintain large client contracts, the ability to hire and retain qualified employees and other items that may cause the actual results to differ materially, which may be discussed in the Company's recent Form 10-K filings, its registration statement, as amended, and other filings with the Securities and Exchange Commission.

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